SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            Integrated Systems, Inc.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                                Steven Sipowicz
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

- - ----------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

- - ----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- - ----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

- - ----------------------------------------------------------------------------

(5)  Total fee paid:

- - ----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

- - ----------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

- - ----------------------------------------------------------------------------

(3)  Filing party:

- - ----------------------------------------------------------------------------

(4)  Date filed:

- - ----------------------------------------------------------------------------

                         [GRAPHIC "Integrated Systems"]


                            INTEGRATED SYSTEMS, INC.
                                 3260 JAY STREET
                       SANTA CLARA, CALIFORNIA 95054-3309


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To Our Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Integrated Systems, Inc. (the "Company") will be held at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California, 95054 on July 18, 1995 at 2:00 p.m. for the following purposes:

         1. To elect six directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The Company's Board of Directors has nominated the following candidates: Narendra K. Gupta, John C. Bolger, Vinita Gupta, Thomas Kailath, Richard C. Murphy and David P. St. Charles.

         2. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on May 19, 1995 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

                                         By Order of the Board of Directors



                                         Narendra K. Gupta
                                         Chairman of the Board

Santa Clara, California
May 31, 1995





================================================================================

             WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
           COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN
               IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

================================================================================

                         [GRAPHIC "Integrated Systems"]



                            INTEGRATED SYSTEMS, INC.
                                 3260 JAY STREET
                          SANTA CLARA, CALIFORNIA 95054



                                 PROXY STATEMENT



                                  MAY 31, 1995



         The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Systems, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California, 95054 on July 18, 1995 at 2:00 p.m. (the "Meeting"). Only holders of record of the Company's Common Stock at the close of business on May 19, 1995 will be entitled to vote at the Meeting. At the close of business on that date, the Company had 9,559,310 shares of Common Stock outstanding and entitled to vote. Shares will be deemed to be represented at the meeting both where a shareholder specifically abstains from voting and where a broker or other nominee holding shares for beneficial owners is able to vote on certain matters at the Meeting pursuant to discretionary authority or instruction from beneficial owners but with respect to other matters may not have received instructions from the beneficial owner and may not exercise voting power ("broker non-votes"). A majority, or 4,779,656 of these shares, represented in person or by proxy, will constitute a quorum for the transaction of business. This Proxy Statement and accompanying proxy will first be mailed to shareholders on or about June 2, 1995.



             VOTING RIGHTS; SOLICITATION AND REVOCABILITY OF PROXIES

         Holders of Common Stock are entitled to one vote for each share held as of the above record date. Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee, and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

         The expenses of soliciting proxies in the form accompanying this Proxy Statement will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         At the Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of the Company's Board of Directors (the "Board") is currently set at six members. Shares represented by the accompanying proxy will be voted for the election of the six nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director. Directors are elected by a plurality of the shares voting, in person or by proxy, at the Annual Meeting. The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected. Votes withheld, abstentions and broker non-votes shall have no legal effect.

DIRECTORS/NOMINEES

         The  names  of  the  nominees,   and  certain  information  about  them
(including their respective terms of service), are set forth below:

                                                                   DIRECTOR
NAME OF NOMINEE          AGE       PRINCIPAL OCCUPATION             SINCE
- - ---------------          ---       --------------------             -----

Narendra K. Gupta        46        Chairman of the Board and        1980
                                     Secretary of the Company

David P. St. Charles     46        President and Chief Executive    1993
                                     Officer of the Company

John C. Bolger (1) (2)   48        Private Investor                 1993

Vinita Gupta (1)         44        Chairperson of the Board and     1980
                                     Chief Executive Officer,
                                     Digital Link Corporation

Thomas Kailath (1) (2)   59        Professor of Engineering,        1980
                                     Stanford University

Richard C. Murphy (2)    50        Business Consultant              1994

- - ----------------------------------------
(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

         Dr. Gupta, Mr. St. Charles, Mr. Bolger, Mrs. Gupta and Dr. Kailath were reelected at the Company's Annual Meeting of Shareholders held on July 6, 1994. Mr. Murphy was appointed as a director in December 1994 and is standing for election as a director of the Company for the first time.

         Dr. Gupta is a founder of the Company and has been a director of the Company since its formation in 1980. He has been the Chairman of the Board of the Company since March 1993, Secretary since September 1989, Chief Executive Officer from 1988 to May 1994 and President from the Company's formation in 1980 to May 1994. Dr. Gupta was elected a Fellow of the Institute of Electrical and Electronic Engineers ("IEEE") in November 1991. Dr. Gupta serves on the board of Digital Link Corporation, a datacommunications and wide-area networking equipment manufacturer and Simulation Sciences, Inc., a developer of chemical modeling software. Dr. Gupta holds an M.S. degree from the California Institute of Technology and a Ph.D. degree from Stanford University, both in Engineering.

         Mr. St. Charles joined the Company in August 1993 and was appointed President and Chief Executive Officer of the Company in May 1994. He has been a director since he joined the Company in August 1993. He previously served as President and a director of Wind River Systems, Inc., a real-time software company, from April 1990 until August 1993. Mr. St. Charles holds a B.A. in Liberal Arts and an M.A. in International Economics from Carleton University and an M.S. from the Sloan School of Management at the Massachusetts Institute of Technology.

         Mr. Bolger, a private investor, has been a director of the Company since July 1993. He served as Vice President, Finance and Administration, and Secretary of Cisco Systems, Inc., a networking software company, from 1989 until his retirement in 1992. Mr. Bolger is also a member of the boards of directors of Integrated Device Technology, Inc., a semiconductor manufacturer, TCSI, a communication software company, and Sanmina Corporation, a backplane and contract assembly manufacturer. Mr. Bolger holds a B.A. degree from the University of Massachusetts and an M.B.A. from Harvard University.

         Mrs. Gupta has been a director of the Company since its formation in 1980. Since May 1985, she has been Chairperson and Chief Executive Officer of Digital Link Corporation, a datacommunications and wide-area networking equipment manufacturer. Mrs. Gupta holds an M.S. degree in Electrical Engineering from the University of California, Los Angeles. She is Narendra K. Gupta's wife.

         Dr. Kailath is a founder of the Company and has been a director of the Company since its formation in 1980. He was Chairman of the Board of Directors from April 1980 to January 1990 and was Vice Chairman of the Board of Directors from January 1990 to March 1993. He is currently the Hitachi America Professor of Engineering at Stanford University, where he has been on the faculty since January 1963. Dr. Kailath is a member of the National Academy of Engineering, the American Academy of Arts and Sciences and a Fellow of the IEEE. Dr. Kailath holds M.S. and Sc.D. degrees in Electrical Engineering from the Massachusetts Institute of Technology.

         Mr. Murphy has been a director of the Company since December 1994. He is a self-employed business consultant. Mr. Murphy is a member of the boards of directors of Objectivity, Inc., an object database software company, Ashlar, Inc., a personal computer professional engineering software company and IXOS Software Inc., a distributor of image management software. He holds a B.S. degree in Mechanical Engineering from the University of Illinois and an M.B.A. from Northwestern University.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                      OF EACH OF THE NOMINEES LISTED ABOVE.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

         The Board met four times and acted by unanimous written consent four times during the year ended February 28, 1995. All directors attended every meeting of the Board and of the committees of the Board on which he or she served.

         Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing a similar function.

         Mr. Bolger, Dr. Kailath and Mr. Murphy are currently the members of the Audit Committee. The Audit Committee met twice during fiscal 1995. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures, reviews the general scope of the Company's annual audit and the fees charged by the independent accountants and reviews and monitors the performance of non-audit services by the Company's independent accountants.

         Mr. Bolger, Mrs. Gupta and Dr. Kailath are currently the members of the Company's Compensation Committee. The Compensation Committee met 17 times and acted by unanimous written consent once during fiscal 1995. The Compensation Committee administers the Company's 1988 Stock Option Plan and 1990 Employee Stock Purchase Plan and determines salaries and other compensation for officers and employees.

         The Company paid Mr. Bolger $16,000, Mrs. Gupta $4,000, Dr. Kailath $4,000 and Mr. Murphy $4,000 in directors' fees for activities performed on behalf of the Company during fiscal 1995.

         In March 1994 the Board adopted the 1994 Directors Stock Option Plan (the "Directors Plan") and reserved a total of 200,000 shares of the Company's Common Stock for issuance thereunder. The shareholders approved the adoption of the Directors Plan in July 1994. The Directors Plan provides for the automatic grant of a nonqualified stock option to purchase 15,000 shares of the Company's Common Stock to each nonemployee director who was serving on the Board at the time of the Board's adoption of the Directors Plan or who becomes a member of the Board for the first time after the effective date of the Directors Plan. In addition, the Directors Plan provides for automatic annual grants of nonqualified options to purchase 5,000 shares of the Company's Common Stock to each nonemployee director on the anniversary of such director joining the Board, as long as the optionee remains a member of the Board. In accordance with the Directors Plan, the following options were granted during fiscal 1995: John C. Bolger was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $9.00 per share, Vinita Gupta and Thomas Kailath were each granted an option to purchase 15,000 shares of Common Stock at an exercise price of $11.50 per share, Richard C. Murphy was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $14.50 per share and Vinita Gupta and Thomas Kailath were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $22.50 per share. As of May 19, 1995, options to purchase 60,000 shares had been granted, no options had been exercised and 140,000 shares were available for future grants pursuant to the Directors Plan.

PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Company has selected Coopers & Lybrand L.L.P. as its principal independent accountants to perform the audit of the Company's financial statements for the current fiscal year, and the shareholders are being asked to ratify this selection. Coopers & Lybrand L.L.P. has audited the Company's financial statements for the past nine fiscal years. Representatives of Coopers & Lybrand L.L.P. will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
            RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of May 19, 1995, with respect to the beneficial ownership of the Company's Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation Table below and (iv) all officers and directors as a group.

  NAME AND ADDRESS                    AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP (1)    PERCENT OF CLASS
- - -------------------                 ------------------------    ----------------

Narendra K. and Vinita
  Gupta (2)(3)(4)                         3,088,999                   32.3%
Nevis Capital Management, Inc. (5)          915,900                    9.6%
FMR Corporation (6)                         492,900                    5.1%
Thomas Kailath (4)(7)                       463,299                    4.8%
David P. St. Charles (4)                     89,164                       *
Joseph Addiego (4)                           40,028                       *
Robert M. Dressler (4)                       20,809                       *
Moses Joseph (4)                             20,133                       *
John C. Bolger (4)                            7,250                       *
Richard C. Murphy (4)                         2,187                       *
All officers and directors as
    a group (12 persons) (4)              3,765,930                   39.4%
- - ----------------------------------
* Less than 1%

(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws.

(2) The address of this shareholder is c/o Integrated Systems, Inc., 3260 Jay Street, Santa Clara, CA, 95054.

(3) Represents 2,580,100 shares of Common Stock held of record by Dr. and Mrs. Gupta, 500,000 shares held of record by them, together with a third party, as trustees for their children, and 3,900 shares held by Dr. Gupta as custodian for his daughter under the Uniform Gifts to Minors Act.

(4) Includes 4,999 shares for Mrs. Gupta, 4,999 shares for Dr. Kailath, 88,125 shares for Mr. St. Charles, 34,200 shares for Mr. Addiego, 19,000 shares for Dr. Dressler, 15,166 shares for Dr. Joseph, 5,250 shares for Mr. Bolger, 2,187 shares for Mr. Murphy and 205,092 shares for all directors and officers as a group that are subject to options exercisable within 60 days after May 19, 1995.

(5) The address of this shareholder is Nevis Capital Management, Inc., 1119 St. Paul Street, Baltimore, Maryland 21202. As of May 18, 1995, Nevis Capital Management ("Nevis") reported on Schedule 13G filed with the SEC that it beneficially owned 915,900 shares of the Company's Common Stock. Nevis has since orally informed the Company that, as of May 19, 1995, it owned beneficially the same number of shares of the Company's Common Stock.

(6) The address of this shareholder is FMR Corporation, 82 Devonshire Street, Boston, Massachusetts 02109. As of February 13, 1995, FMR Corporation ("FMR") reported on a Schedule 13G filed with the SEC that it beneficially owned 701,000 shares of the Company's Common Stock. FMR has since orally informed the Company that, as of May 19, 1995, it owned beneficially 492,900 shares of the Company's Common Stock. However, the Company has not yet received a copy of an amended Schedule 13G or 13D filed with the SEC concerning FMR's beneficial ownership.

(7) Represents 250,300 shares of Common Stock held of record by Dr. Kailath and his wife as trustees of a revocable trust, 191,000 shares held of record by them, together with a third party, as trustees for their three children and 17,000 shares held by Dr. Kailath as custodian for their son under the Uniform Gifts to Minors Act.


                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of fiscal 1993, 1994 and 1995 to the Company's Chief Executive
Officer and the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of fiscal 1995. This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant stock appreciation rights ("SARs") and has no long-term compensation benefits other than options.


                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                     ANNUAL COMPENSATION                      AWARDS
                                               --------------------------------            ------------
                                                                                             SECURITIES            ALL OTHER
                                                                                             UNDERLYING            COMPENSA-
     NAME AND                                  SALARY (1)              BONUS (2)               OPTIONS              TION (3)
PRINCIPAL POSITION              YEAR              ($)                    ($)                    (#)                   ($)
- - ------------------              ----           ----------              --------             -----------           -----------

David P. St. Charles            FY95            $184,631               $58,586                 25,000                $2,353
President and CEO               FY94(4)          $87,506               $59,784                200,000                    --
                                FY93                  --                    --                     --                    --

Narendra K. Gupta               FY95            $159,438               $40,278                     --                $2,356
Chairman and Secretary          FY94(4)         $144,633               $39,856                     --                $2,383
                                FY93            $134,816               $20,000                     --                $1,829

Joseph Addiego                  FY95            $214,504               $10,000                 15,000                $2,395
Vice President,                 FY94            $170,274               $10,000                 30,000                $1,860
North American Sales            FY93            $152,756                $5,000                 36,000(5)               $193

Robert Dressler                 FY95            $124,816               $25,631                 10,000                $2,374
Vice President,                 FY94            $119,708               $23,914                 15,000                $2,313
Advanced Systems Group          FY93            $111,738               $16,550                 21,000(5)             $1,759

Moses Joseph                    FY95            $140,620               $29,293                 20,000                $2,167
Vice President, Marketing       FY94(6)          $28,463                    --                 40,000                    --
                                FY93                  --                    --                     --                    --


(1)      Includes commissions and deferrals for 401(k) and Section 125 Plans.

(2) Represents bonuses earned for services rendered during the fiscal year listed, but does not include bonuses paid during the fiscal year listed for services rendered during a prior fiscal year.

(3)      Represents employer matching contributions to 401(k) Plan accounts.

(4)      During  fiscal  1994,  Dr.  Gupta  was  Chairman,  President  and Chief
         Executive Officer of the Company. Mr. St. Charles was appointed President and Chief Executive Officer during fiscal 1995.

(5) Includes 35,000 and 20,000 options for Mr. Addiego and Dr. Dressler, respectively, repriced and reissued on January 25, 1993. Original options were granted in previous fiscal years.

(6) Amounts listed are for a partial fiscal year from the time Dr. Joseph became an executive officer of the Company on November 30, 1993 through the end of the fiscal year.



The following table sets forth further information regarding individual grants of options for the Company's Common Stock during fiscal 1995 to each of the executive officers named in the Summary Compensation Table above. All such grants were made pursuant to the Company's 1988 Stock Option Plan. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.


                          OPTION GRANTS IN FISCAL 1995

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                             FOR OPTION TERM (2)
                             -------------------------------------------------         ---------------------------
                              NUMBER         % OF
                                OF          TOTAL
                            SECURITIES      OPTIONS
                            UNDERLYING     GRANTED      EXERCISE
                              OPTIONS        IN         OR BASE         EXPIRA-
                              GRANTED       FISCAL       PRICE           TION
          NAME                 (1) (#)       1995       $/SHARE          DATE            5% ($)           10% ($)
 ---------------------      -----------    --------    ---------         -----          --------         ---------

David P. St. Charles           25,000       7.1306      $11.0000         4/1/04         $172,946         $438,279

Narendra K. Gupta                  --           --            --             --               --             --

Joseph Addiego                 15,000       4.2783      $15.2500       12/14/04         $143,860         $364,569

Robert M. Dressler             10,000       2.8522      $15.2500       12/14/04          $95,906         $243,046

Moses Joseph                   10,000       2.8522      $11.0000        3/23/04          $69,178         $175,312
                               10,000       2.8522      $15.2500       12/14/04          $95,906         $243,046



(1) Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Under the 1988 Plan, options are permitted to be exercised for up to ten years, except that an ISO granted to a 10% shareholder of the Company can only be exercised for five years. Options generally become exercisable over a period of five years, at a rate of 20% on the first anniversary date after the date of grant and then 1/60th of the shares granted at the end of each month thereafter.

(2)      The  5%  and  10%  assumed  rates  of  annual   compound   stock  price
         appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.



The following table sets forth certain information concerning the exercise of stock options during fiscal 1995 by each of the executive officers named in the Summary Compensation Table above and the number and value at February 28, 1995 of unexercised options held by said individuals:

                   AGGREGATED OPTION EXERCISES IN FISCAL 1995
                      AND FEBRUARY 28, 1995 OPTION VALUES

                                                                   NUMBER OF                        VALUE OF
                                                             SECURITIES UNDERLYING             UNEXERCISED IN-THE-
                                                              UNEXERCISED OPTIONS                MONEY OPTIONS
                                                                 AT 2/28/95 (#)                   AT 2/28/95 ($)
                                                             -----------------------       -----------------------------
                             SHARES
                            ACQUIRED         VALUE
                               ON           REALIZED          EXER-          UNEXER-         EXER-             UNEXER-
          NAME              EXERCISE          ($)            CISABLE        CISABLE         CISABLE            CISABLE
- - ---------------------       --------        --------         -------        --------        -------           --------

David P. St. Charles         25,000        $325,000          81,250         118,750       $1,137,500        $1,575,000

Narendra K. Gupta              --             --               --              --              --                --

Joseph Addiego                2,000         $39,600          32,700          49,500         $511,263          $629,812

Robert M. Dressler            1,000          $9,875          17,750          27,250         $277,594          $330,531

Moses Joseph                   --             --              9,333          50,667         $105,000          $512,500




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board makes all decisions involving the compensation of executive officers of the Company. Through July 15, 1994, the Compensation Committee consisted of (1) Narendra K. Gupta, who served as the Chairman of the Board and Secretary during fiscal 1994, (2) Vinita Gupta, Dr. Gupta's spouse and (3) Thomas Kailath. From July 16, 1994 through the end of fiscal 1995, John C. Bolger replaced Dr. Gupta as the Chairman of the Compensation Committee.

         During fiscal 1995, Dr. Gupta served as a member of the Board of Directors of Digital Link Corporation, of which Mrs. Gupta serves as Chairperson of the Board and Chief Executive Officer.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         From July 16, 1994 through the end of fiscal 1995, the Compensation Committee of the Board was comprised of three non-management directors of the Company, John Bolger, Vinita Gupta and Thomas Kailath. Mr. David P. St. Charles, President and Chief Executive Officer evaluated the performance of all executive officers and recommended salary adjustments which were reviewed and approved by the Compensation Committee. Performance evaluations for individual executive officers are based on predetermined individual goals. For the Company's Chief Executive Officer and Chairman of the Board, these goals are set by the Compensation Committee, and for all other officers, these goals are recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee. Mr. St. Charles and Dr. Gupta did not participate in any discussions regarding recommended salary adjustments for themselves.

         The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers and the Chairman of the Board of the Company. These policies are based upon the philosophy that the Company's long-term success in its marketplace is best achieved through recruitment and retention of the best people in the industry. The Compensation Committee applies this philosophy in determining compensation for Company executive officers in three areas: salary, bonuses and stock options. The Compensation Committee believes that the compensation of the Chief Executive Officer, the Chairman of the Board and the Company's other executive officers should be greatly influenced by the Company's performance. Consistent with this philosophy, a designated portion of the compensation of each executive is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. Each executive officer's performance for the last fiscal year and objectives for the subsequent year are reviewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the subsequent year. The Compensation Committee administers the Company's equity plans, including the 1988 Stock Option Plan and the 1990 Employee Stock Purchase Plan.

SALARY

         The Company strives to offer salaries to its executive officers that are competitive in its industry for similar positions requiring similar qualifications. In determining executive officers salaries, the Compensation Committee considers information provided by the Human Resources Director whose recommendations are based upon salary surveys specific to the Company's industry, size and geographic location. Such surveys are prepared by an independent organization using information provided from over 300 companies. These surveys summarize information from companies that closely match the Company in terms of such things as product or industry, geography and revenue levels. To this end, the Compensation Committee attempted to compare the compensation of the Company's executive officers with the compensation practices of the survey companies to determine base salary, target bonuses and target total cash compensation. In preparing the performance graph for this Proxy
Statement, the Company used the Hambrecht & Quist Technology Index as its published line of business index. The compensation practices of most of the companies in the Hambrecht & Quist Technology Index were not reviewed in detail by the Company when the Compensation Committee reviewed the compensation information discussed above because such companies were determined not to be directly competitive with the Company for executive talent. In addition to their base salaries, the Company's executive officers, including the Chief Executive Officer and Chairman of the Board, are each eligible to receive a cash bonus and are entitled to participate in the 1988 Stock Option Plan. The bonus for the Chief Executive Officer, Chairman of the Board and for other executives is based primarily on Company performance.

         The foregoing information was presented to the Compensation Committee in March 1995. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective March 1, 1995 for each executive officer, including the Chief Executive Officer and Chairman of the Board. In addition to considering the results of the performance evaluations and information concerning competitive salaries, the Compensation Committee and Chief Executive Officer place primary weight on the financial condition of the Company in considering salary adjustments.

BONUSES

         The Company seeks to provide additional incentives and rewards to executives who make contributions of outstanding value to the Company. For this reason, the Compensation Committee administers a bonus plan, which can comprise a substantial portion of the total compensation of executive officers when earned and paid.

         The Compensation Committee determines annually the total amount of cash bonuses available for executive officers. Awards under the plan are contingent upon the performance of the Company as a whole, based upon the Company's attaining certain revenue and operating profit goals set by the Board annually in consultation with the Chief Executive Officer. The target amounts of bonuses available to each executive officer are set annually by the Compensation
Committee in its discretion with regard to the Chief Executive Officer and Chairman of the Board and by the Chief Executive Officer, subject to review and approval by the Compensation Committee, with regard to executive officers other than himself. In all cases, the relative target amounts for individual officers are based upon the total dollars available for bonuses, and historical and expected future contributions by the individual executive officer. In fiscal 1995, the objectives used by the Company as the basis for incentive compensation were based primarily on Company performance. Executive officers earn a percentage of the target amounts under the bonus plan relating to the achievement of the performance goals under the plan by the Company, as determined by the Committee annually in its discretion. Awards are weighted so that proportionately higher awards are received when the Company's performance exceeds targets and proportionately smaller or no awards are made when the Company does not meet targets.

STOCK OPTIONS

         The Compensation Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's shareholders, and therefore recommends to the Board periodic grants of stock options under the Company's 1988 Stock Option Plan. Stock options are granted by the Compensation Committee in its discretion at the prevailing market price and will have value only if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interest of executive officers closely with other shareholders because of the direct benefit executive officers receive through improved stock performance.

         The Compensation Committee makes option grants in its discretion after consideration of recommendations from Mr. St. Charles and other members of the Board. Recommendations for options are based upon relative positions and responsibilities of executive officers, historical and expected contributions of each executive officer to the Company, and previous option grants to such executive officers. Options are recommended with a goal of providing equity compensation for executive officers competitive with that of executive officers of similar rank in other companies in the Company's industry, geographic location and size. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, and, occasionally, to achieve equity within a peer group. The Committee in its discretion may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate results, past performance or consistency within the executive's peer group. In fiscal 1995, the Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. Option grants for fiscal 1995 are set forth in the table above entitled "Option Grants in Fiscal 1995".

FISCAL 1995 CHIEF EXECUTIVE OFFICER COMPENSATION

         In March 1994, the Committee established a base salary for Mr. St. Charles for fiscal 1995. This base salary represented an increase over Mr. St. Charles' fiscal 1994 base salary. The Compensation Committee also established a target bonus for Mr. St. Charles under the fiscal 1995 bonus plan. The fiscal 1995 base salary level and target bonus were based upon a number of factors, including (a) the Compensation Committee's assessment of the fiscal 1994 performance of the Company and Mr. St. Charles, (b) fiscal 1995 Company performance objectives and individual performance objectives and responsibilities for Mr. St. Charles established in March 1994, and (c) the market compensation data for companies in the same industry and geographic location and similar in size to the Company in terms of revenue. These objectives included satisfactorily managing the Company's overall corporate business plan, such as meeting the Company's profitability projections and the Company's sales targets, and strengthening the Company's financial position.

         In fiscal 1995, the Compensation Committee granted Mr. St. Charles a new stock option to purchase 25,000 shares. The number of shares granted was based on Mr. St. Charles' position, fiscal 1995 performance and expected performance in fiscal 1996 and beyond.

         The  Compensation   Committee  has  concluded  that  Mr.  St.  Charles'
performance in fiscal 1995 warrants the compensation for fiscal 1995 as reflected in the Summary Compensation Table.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986.

         The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for 1995. The Company does not expect cash compensation for 1995 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).



                       COMPENSATION COMMITTEE


                       John C. Bolger
                       Vinita Gupta
                       Thomas Kailath
                       Narendra K. Gupta (participating through July 15, 1994)

                      COMPANY STOCK PRICE PERFORMANCE GRAPH

         The stock price performance graph below shall not be deemed incorporated by reference to any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

         The graph below compares the cumulative total shareholder return of the Common Stock of the Company from March 6, 1990, the date of the Company's initial public offering, to February 28, 1995.

         Federal regulation requires that each company's proxy statement relating to the annual election of directors include a line graph comparing cumulative total shareholder return on the Company's Common Stock with the cumulative total return of (1) a broad equity market stock index and (2) a published industry or line-of-business index (assuming the investment of $100 in the Company's Common Stock and in each of the other indices on March 6, 1990, and reinvestment of all dividends). The Board has approved the use of the Nasdaq Composite Index and the Hambrecht & Quist Technology Index for these requirements. The performance comparison appears below.

         The Board and the Compensation Committee recognize that the market price of the Company's Common Stock is influenced by many factors, only one of which is Company performance. The Common Stock price performance shown on the graph is not necessarily indicative of future price performance.

                                   HAMBRECHT
                    NASDAQ         & QUIST        INTEGRATED
                    COMPOSITE      TECHNOLOGY     SYSTEMS,
                    INDEX          INDEX          INC.
                    ----------     ----------     -----------
3/6/90............. 100            100            100
8/31/90............  88             89            124
2/28/91............ 105            111            153
8/31/91............ 122            119            144
2/28/92............ 147            144            124
8/31/92............ 130            124             78
2/28/93............ 155            145             72
8/31/93............ 172            150             97
2/28/94............ 181            172            133
8/31/94............ 200            197            144
2/28/95............ 175            179            239


                              CERTAIN TRANSACTIONS

         From March 1, 1994 to the present, there have been no transactions involving more than $60,000 between the Company and any executive officer, director, 5% beneficial owner of the Company's Common Stock or member of the immediate family of any of the foregoing persons, in which one of the foregoing individuals or entities had a material interest, except as indicated in "Executive Compensation" above.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with except as follows: Dr. Moses Joseph, Vice President, Marketing, filed late one report covering one transaction relating to a purchase of shares.




                              SHAREHOLDER PROPOSALS

         Shareholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 1996 Annual Meeting of Shareholders must be received by February 1, 1996.




                                 OTHER BUSINESS

         The Board does not presently intend to bring any other business before the Meeting and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies in the form accompanying this Proxy Statement will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


                                             By Order of the Board of Directors





                                             Narendra K. Gupta
                                             Chairman of the Board






================================================================================
            ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.
================================================================================

                            INTEGRATED SYSTEMS, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                  JULY 18, 1995


         The undersigned hereby appoints Narendra K. Gupta and Steven Sipowicz, or either of them, as proxies and attorneys in fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Integrated Systems, Inc. (the "Company") to be held at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California, 95054 on July 18, 1995 at 2:00 p.m., and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

                 (Continued and to be signed on the other side.)

MANAGEMENT RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSAL 2.

PROPOSAL 1: To elect directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

FOR all nominees    WITHHOLD                  Nominees:  Narendra K. Gupta, John
listed at right     AUTHORITY                 C. Bolger, Vinita Gupta, Thomas
(except as marked   to vote FOR ALL           Kailath, Richard C. Murphy and
to the contrary).   nominees listed at right. David P. St. Charles

                                              To withhold  authority to vote for
                                              any    nominee(s),    write   such
                                              nominee(s)' name(s) below:

      [  ]                [   ]               ---------------------------------

PROPOSAL 2: To ratify the selection of Coopers & Lybrand as the Company's independent public accountants.

       FOR                        AGAINST                        ABSTAIN

      [  ]                         [  ]                           [  ]

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased Shareholder should give their full title. Please date the Proxy.

Signature:
                 --------------------------------------

Signature:
                 --------------------------------------

Date:
                 --------------------------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.